Exhibit 1.1

PLACEMENT AGENT AGREEMENT

 Dated December 10, 2009

Jesup & Lamont Securities Corp.
650 Fifth Avenue
New York, NY 10019

Ladies and Gentlemen:

New Generation Biofuels Holdings, Inc., a Florida corporation (the “Company”) proposes, subject to the terms and conditions of this Placement Agent Agreement (this “Agreement”) and the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) to be entered into with the investors identified therein (each, an “Investor,” and, collectively, the “Investors”), to issue up to an aggregate of 2,804,228 units (the “Units”), with each Unit consisting of (i) one share (each, a “Share”) of the Company’s common stock, par value $.001 per share (“Common Stock”) and (ii) one warrant to purchase 0.30 shares of Common Stock at an exercise price of $0.90 per share (the “Warrant” and the shares issuable upon exercise of the Warrant are referred to herein as the “Warrant Shares”).  The Units, the Shares, the Warrants and the Warrant Shares are herein referred to as the “Securities.”  The Company hereby confirms its agreement with Jesup & Lamont Securities Corp. to act as Placement Agent (the “Placement Agent”) in accordance with the terms and conditions hereof.

1.  Agreement to Act as Placement Agent.  On the basis of the representations, warranties and agreements of the Company herein contained, and subject to the terms and conditions set forth in this Agreement:

A.  The Company hereby authorizes the Placement Agent to act as its exclusive placement agent in connection with the issuance and sale of the Company of the Units (the “Offering”) to the Investors, and the Placement Agent hereby agrees, as agent of the Company, to use its best efforts to solicit offers to purchase the Units from the Company on the terms and subject to the conditions set forth in the Prospectus Documents (as defined below). The Placement Agent shall use best efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Units has been solicited by the Placement Agent and accepted by the Company, but the Placement Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agent or any of its affiliates be obligated to underwrite or purchase any of the Shares or Warrants for their own accounts or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Units received by it as an agent of the Company.  The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Units and the Company shall have the sole right to accept offers to purchase Units and may reject any such offer, in whole or in part. Notwithstanding the foregoing, the Placement Agent (or its affiliates) may, solely at its discretion and without any obligations, purchase Units as principal.  The Placement Agent is hereby authorized to engage, at its option, the services of sub-placement agents and/or selected dealers to assist it in soliciting subscribers and to remit to such sub-placement agents or selected dealers the commissions payable to the Placement Agent hereunder as they shall determine.

B.  As compensation for services rendered, on the Closing Date, the Company shall pay or cause to be paid to the Placement Agent by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent an aggregate amount equal to seven percent (7.0%) of the gross proceeds received by the Company from its sale of the Units on such Closing Date.  In addition, on the Closing Date the Company shall issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase an aggregate number of shares of Common Stock equal to the lesser of (i) seven percent (7.0%) of the Shares sold in the Offering or (ii) the maximum amount permitted by the Financial Industry Regulatory Authority, Inc. (“FINRA”).  The Placement Agent Warrants shall have the same terms as the other Warrants sold in the Offering, except that the Placement Agent Warrants shall also have cashless exercise feature.  The Placement Agent Warrants are included in the term “Warrants” as used herein, and the number of shares of Common Stock issuable upon exercise of the Placement Agent Warrants is included in the term “Warrant Shares” as used herein.

C.  The Units are being sold to the Investors at a price of $0.80 per Unit.  The purchases of the Units by the Investors shall be evidenced by the execution of Subscription Agreement by each of the Investors and the Company.

D.  Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase shares of Common Stock (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding at the date hereof) other than through the Placement Agent in accordance herewith.

E.  No Units which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Units shall have been delivered to or made available for electronic receipt by the Investor purchasing such Units against payment by such Investor. If the Company shall default in its obligations to deliver Units to an Investor whose offer it has accepted, the Company shall indemnify and hold the Indemnified Persons (as defined below) harmless against any loss, claim, damage or liability directly or indirectly arising from or as a result of such default by the Company in accordance with the procedures in Section 5 hereof.

F.  Payment of the purchase price for, and delivery of, the Units shall be made at a closing (the “Closing”) at the offices of Richardson & Patel LLP, counsel for the Placement Agent, located at 10900 Wilshire Blvd., Suite 500, Los Angeles, CA 90024, at 11:00 A.M., New York time, on December 16, 2009 or at such other time and date as the Placement Agent and the Company determine pursuant to Rule 15c6−1(a) under the Exchange Act (as defined below) (such date of payment and delivery being herein referred to as the “Closing Date”). Payment of the purchase price for, and delivery of, the Units shall be made in the manner set forth in the Subscription Agreements.

2.  Registration Statement and Prospectus.

A.  The Offering is being made pursuant to (i) an effective Registration Statement on Form S-3 (No. 333-156449) (including the Base Prospectus contained therein dated January 27, 2009 (the “Base Prospectus”)) that has been prepared and filed by the Company with the Securities and Exchange Commission (the “Commission”) in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Commission relating to Securities of the Company that may be sold from time to time by the Company in accordance with Rule 415 of the Securities Act, and such amendments thereof as may have been required to the date of this Agreement (ii) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act), that have been or will be filed with the Commission and delivered to the Investors on or prior to the date hereof and (iii) a prospectus supplement to be dated the date hereof, containing certain supplemental information regarding the Securities, the Company and the terms of the offering that will be filed with the Commission (the “Prospectus Supplement”).  Collectively, the Base Prospectus and the Prospectus Supplement shall be referred to as the “Prospectus Documents.”

B.  The term “Registration Statement” as used in this Agreement means the registration statement, including all exhibits, financial schedules and all documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise, as amended from time to time, including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be part thereof at the time of effectiveness pursuant to Rule 430B of the Rules and Regulations.  Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference.  All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be.

3.  Representations and Warranties of the Company.

The Company represents and warrants, as of the date hereof and as of the Closing Date, as follows:

A.  Registration Statement.

(i)  At the time of the filing of the Registration Statement, the Company met the requirements of Form S-3 under the Securities Act.  Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule.

(ii)  No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission.

(iii)  The Company is eligible to use free writing prospectuses in connection with the Offering pursuant to Rules 164 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act and related to the Offering has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act and related to the Offering or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  The Company will not, without the prior consent of the Placement Agent, prepare, use or refer to, any free writing prospectus related to the Offering.

(iv)  The Company has delivered or made available to, or will as promptly as practicable deliver or make available to, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus Documents, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests.  Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing, any offering material in connection with the offering and sale of the Securities other than the Base Prospectus, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

B.  10b-5 Representation.  At the time the Registration Statement became effective, at the date of this Agreement and at the Closing Date:

(i)  The Registration Statement, the Base Prospectus and the Prospectus Supplement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, including, without limitation, that they did and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Rules and Regulations.

(ii)  None of the Registration Statement, the Base Prospectus, the Prospectus Supplement, nor any amendment or supplement thereto, does or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The representation and warranty made in this Section 3(B)(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Registration Statement or Prospectus Documents or any amendment thereof or supplement thereto.

(iii)  The Registration Statement (and any further documents to be filed with the Commission in connection with the Offering) contains, or will contain, as applicable, all exhibits and schedules as required by the Securities Act.  The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.  There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period.  There are no contracts or other documents required to be described in the Base Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, that have not been or will not be described or filed as required.

(iv)  Disclosure Requirements.  The agreements and documents described in the Prospectus Documents and the Registration Statement (including the Incorporated Documents) conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Rules and Regulations to be described in the Prospectus Documents and the Registration Statement or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed.  Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound and (a) that is referred to in any Prospectus Document, or (b) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (1) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (2) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (3) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.  Except as disclosed in the Registration Statement and the Prospectus Documents, none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.  To the best of the Company’s knowledge, performance by the Company of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations, except for any violation that could not reasonably be expected to have a material adverse effect on the financial condition, business, assets or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(v)  Prior Securities Transactions.  Prior to November 1, 2006, no securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement.

(vi)  Regulation.  The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects.

C.  Changes After Dates in Registration Statement and Prospectus Supplement.

(i)  No Material Adverse Change.  Except as set forth in the Registration Statement and Prospectus Documents, since the date of the most recent consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and prior to the Closing: (a) there has been no material adverse change in the financial condition or business prospects (as such prospects are disclosed in the Registration Statement and Prospectus Documents) of the Company (“Material Adverse Change”); (b) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

(ii)  Recent Securities Transactions, etc.  Subsequent to the respective dates as of which information is given in the Prospectus Supplement, and except as may otherwise be indicated or contemplated herein or disclosed in the Prospectus Supplement, the Company has not: (a) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (b) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

D.  Financial Statements.  The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus Documents fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply. Except as may be set forth in the related notes included or incorporated by reference in the Registration Statement and Prospectus Documents, such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, and the supporting schedules included in the Registration Statement and Prospectus Documents present fairly in all material respects the information required to be stated therein.  The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

E.  Capitalization.  The Company has an authorized capitalization, and the issued and outstanding shares of capital stock as of September 30, 2009 were, as set forth in the Registration Statement and Prospectus Documents. The Company has not issued any capital stock since the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, other than: (i) options or the issuance of shares of Common Stock under the Company’s Omnibus Incentive Plans; (ii) the issuance of Common Stock upon the exercise of warrants or pursuant to the conversion of preferred stock, (iii) the issuance of warrants to certain Company consultants or (iv) as otherwise described in the Registration Statement and Prospectus Documents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Offering. Except as set forth in the Prospectus Documents, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

F.  Valid Issuance of Securities, etc.

(i)  Outstanding Securities.  All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable and the holders thereof have no rights of rescission.  None of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.  The securities conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus Documents.  The offers and sales of the outstanding securities were at all relevant times either registered under the Securities Act and the applicable state securities or “Blue Sky” laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

(ii)  Securities Sold Pursuant to this Agreement.  The Securities have been duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken.  The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.

(iii)  Registration Rights of Third Parties.  Except as set forth in the Registration Statement and Prospectus Documents, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

G.  Timely Filings.  The Company has filed all reports to be filed by it under the Securities Act and the Exchange Act including pursuant to Section 13(a) or 15(a) thereof, for the two years preceding the date hereof (the foregoing materials including exhibits thereto being collectively referred to as the “SEC Reports”) on a timely basis or has received valid extension of such time as following and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports comply in all material respects with the requirements of the Securities Act, and the Exchange Act and the Rules and Regulations.

H.  Validity and Binding Effect of Agreements.  This Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (ii) the enforceability hereof is subject to general principles of equity, or (iii) the indemnification provisions hereof may be held to be violative of public policy.

I.  No Conflicts, etc.  The execution, delivery, and performance by the Company of this Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Articles of Incorporation of the Company (as the same may be amended from time to time, the “Articles of Incorporation”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof, except with respect to clauses (i), (ii) and (iii), for such breach, conflict, violation or default as could not reasonably be expected to have a Material Adverse Effect.

J.  No Defaults; Violations.  No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject.  The Company is not in violation of any term or provision of its Articles of Incorporation or Bylaws, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except for such violations that could not reasonably be expected to have a Material Adverse Effect.

K.  Corporate Power; Licenses; Consents.

(i)  Conduct of Business.  Except as described in the Registration Statement and the Prospectus Documents, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement and Prospectus Documents, except where the failure to have such requisite corporate power and authority and all authorizations, approvals, orders, licenses, certificates and permits could not reasonably be expected to have a Material Adverse Effect.

(ii)  Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained.  No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the Prospectus Documents, except with respect to applicable federal and state securities laws and regulations and the rules and regulations of FINRA.

L.  D&O Questionnaires.  To the Company’s knowledge, all information contained in the Questionnaires for Directors and Executive Officers (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each such director or officer to become inaccurate and incorrect.

M.  Good Standing.  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Florida as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify could not reasonably be expected to have a Material Adverse Effect.

N.  Subsidiaries.   Except for New Generation Biofuels, Inc. (“NGB Inc.”), a Delaware corporation and NGB Marketing LLC, a Delaware limited liability company (“NGB Marketing” and together with NGB Inc. the “Subsidiaries”), the Company has no subsidiaries.  The Subsidiaries have been duly organized and are in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify could not reasonably be expected to have a Material Adverse Effect.

O.  Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or its Subsidiaries or, to the Company’s knowledge, any executive officer or director that is (i) required to be disclosed in the Registration Statement and the Prospectus Documents which has not been disclosed in the Registration Statement and the Prospectus Documents or (ii) required to be disclosed in connection with the Company’s notification to list the Shares on the NASDAQ Capital Market (“NASDAQ”) which has not been disclosed in such listing application.

P.  Title to Assets.  The Company owns no real property. Other than liens on personal or other property securing indebtedness of the Company in the ordinary course of business or as described in the Prospectus Documents, the Company has good and valid title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens, charges or encumbrances (except for liens, charges or encumbrances as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and liens, charges or encumbrances for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.) Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

Q.  Intellectual Property.  Except, in each case, as disclosed in the Registration Statement and Prospectus Documents or except as could not reasonably be expected to have a Material Adverse Effect:

(i) the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights necessary or material for use in connection with their respective businesses (collectively, the “Intellectual Property Rights”);

(ii) neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person;

(iii) to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others; and

(iv) the Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

R.  Transactions Affecting Disclosure to FINRA.

(i)  Finder’s Fees.  Except as described in the Registration Statement and the Prospectus Documents, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any director or officer of the Company with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Placement Agent’s compensation, as determined by FINRA.

(ii)  Payments Within Twelve Months.  Except as described in the Registration Statement and the Prospectus Documents or in the Company’s FINRA questionnaire completed in November 2009, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Closing, other than payments to the Placement Agent as provided hereunder in connection with the Offering.

(iii)  Use of Proceeds.  None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(iv)  FINRA Affiliation.  To the Company’s knowledge, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA), except as set forth in the Registration Statement.  The Company will advise the Placement Agent and its counsel if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Common Stock (or securities convertible into Common Stock) is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

S.  Foreign Corrupt Practices Act.  Neither the Company nor any of its directors, employees or officers or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any unlawful money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past or not continued in the future, might have had or will have a Material Adverse Effect.  The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

T.  Officers’ Certificate.  Any certificate pursuant to this Agreement signed by any duly authorized officer of the Company and delivered to the Placement Agent shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

U.  “Ineligible Issuer.”  As of the date of the Prospectus Supplement, the Company is not an “ineligible issuer” in connection with the Offering as defined in Rule 405 under the Securities Act.

V.  Adequate Summary.  The statements set forth in the Prospectus Documents under the captions “The Offering,” “Description of Securities”, insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate summaries of such provisions in all material respects.

W.  Related Party Transactions.  Except as disclosed in the Registration Statement and the Prospectus Documents, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statements and Prospectus Documents that have not been described as required.

X.  Board of Directors.  The Board of Directors of the Company is comprised of the persons set forth in the Incorporated Documents.  The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of NASDAQ.  At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of NASDAQ. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of NASDAQ.

Y.  Sarbanes-Oxley Compliance.

(i)  Disclosure Controls.  The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

(ii)  Compliance.  The Company is, or on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the material provisions of the Sarbanes-Oxley Act of 2002.

Z.  Independent Accountants.  Each of Reznick Group, P.C. and Imowitz Koenig & Co. LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are incorporated by reference in the Registration Statement and the Prospectus Documents, is an independent registered public accountant as required by the Exchange Act and by the rules of the Public Company Accounting Oversight Board.

AA.  Knowledge.  As used in this Agreement, the terms “Company’s knowledge” or “knowledge of the Company” or similar language means the knowledge of Lee S. Rosen and Cary J. Claiborne, with the assumption that such individuals shall have made reasonable and diligent inquiry of the matters presented.

4.  Certain Covenants and Agreements of the Company.

The Company covenants and agrees with the Placement Agent as follows:

A.  Amendments to Registration Statement and Prospectus Documents.  The Company will deliver to the Placement Agent, prior to filing, any amendment or supplement to the Registration Statement or Prospectus Documents proposed to be filed after the Closing and not file any such amendment or supplement to which the Placement Agent shall reasonably object in writing, provided that the Company may file such amendment or supplement if it would render the Company in breach of the Securities Act, the Exchange Act and any Rules and Regulations and the Placement Agent has not suggested a form of amendment or supplement which would not be objectionable.

B.  Federal Securities Laws.

(i)  Compliance.  During the time when a prospectus is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act, the Rules and Regulations and the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus Documents.  If at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Placement Agent, such prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend any of the Prospectus Documents to comply with the Securities Act, the Company will notify the Placement Agent promptly and prepare and file with the Commission, subject to Section 4(A) hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(ii)  Exchange Act Registration.  For a period of three years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated or enters into a merger (other than where the Company is the surviving entity) or consolidation with or is otherwise sold to another corporation or other entity, the Company will maintain the registration of the Shares under the provisions of the Exchange Act.  The Company will not deregister the Shares under the Exchange Act without the prior written consent of the Placement Agent.

(iii)  Free Writing Prospectuses.  The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the Securities Act, without the prior consent of the Placement Agent.  Any such free writing prospectus consented to by the Placement Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

C.  Delivery to Placement Agent of Offering Documents.  The Company will deliver to the Placement Agent, without charge, with as many copies of the Offering Documents as the Placement Agent may reasonably request.

D.  Listing of Securities.  The Company shall use its best efforts to cause the Securities to meet the criteria necessary for inclusion of the Shares on the NASDAQ and seek and use its commercially reasonable efforts to maintain such listing for a period of at least three years after the Closing.

E.  Application of Net Proceeds.  The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Prospectus Supplement.

F.  Stabilization.  Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Placement Agent) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

G.  Internal Controls.  The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

H.  FINRA.  The Company shall advise the Placement Agent (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Company’s Securities.

I.  No Fiduciary Duties.  The Company acknowledges and agrees that the Placement Agent’s responsibility to the Company is solely contractual in nature and that none of the Placement Agent or its affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

J.  Reservation of Common Stock.  The Company shall keep available out of its authorized and designated Common Stock, solely for the purpose of issuance upon the exercise of the Warrants and Placement Agent Warrants, such number of Warrant Shares and Placement Agent Shares.

K.  Restrictions on Certain Actions. For a period of three years following the Closing, the Company will not take any action, or cause any action to be taken, that would cause a holder of Warrants (or any group including such holder), by reason of such holder’s exercise of such Warrants, to become an “Acquiring Person” under any shareholder rights plans or agreement that may be adopted by the Company in the future.

5.  Indemnification.

A.  Indemnification of the Placement Agent.  The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates, the directors, officers and employees of the Placement Agent and their affiliates and subagents and selected dealers, and each other person or entity, if any, controlling the Placement Agent or any of its affiliates (collectively, “Indemnified Persons”), from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, securityholders or creditors for, any losses, claims, damages, liabilities or expenses (including actions, claims or proceedings in respect thereof (collectively, “Actions”) brought by or against any person, including stockholders of the Company, and the cost of any investigation and preparation therefore and defense thereof) (collectively, “Losses”) related to or arising out of (i) any untrue statements or omissions made in (a) the Offering Documents or any exhibit thereto, (b) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (c) any application or other document or written communication executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASDAQ or any securities exchange, (ii) the services, commitment or other obligations undertaken or being considered by the Placement Agent in this Agreement in connection with the sale of the Securities in the Offering, and (iii) claims relating to any finders or origination fees. The foregoing notwithstanding, such indemnification shall not apply to the Losses of an Indemnified Person that are determined by a court of competent jurisdiction in a final judgment not subject to appeal to have resulted from the bad faith or gross negligence of such Indemnified Person or to Losses arising out of a claim under this section as to an alleged omission from or misstatement in the Offering Documents or any exhibit thereto if either (a) at or prior to the execution of a Subscription Agreement the copy of the Prospectus Supplement and exhibits were not sent or delivered to the subscriber or (b) the alleged untrue statement was corrected or the omission of a material fact alleged was contained in a supplement or amendment to the Prospectus Supplement was delivered to the subscriber prior to the written acceptance of the subscriber’s Subscription Agreement by the Company.

B.  Indemnification of the Company.  The Placement Agent agrees to indemnify the Company and its Subsidiaries, each of its executive officers and each of its directors (the “Company Indemnified Parties”) from any Losses that may be incurred by any Company Indemnified Party relating to any information provided by the Placement Agent for use in the Prospectus Supplement, which information was specifically provided to the Company by the Placement Agent in writing for the use in such Prospectus Supplement.

C.  Procedure.  Promptly after receipt by an Indemnified Person or a Company Indemnified Person (each an “indemnified party”) under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify in writing the indemnifying party of the commencement thereof, however, that no delay on the part of the indemnified party in notifying the indemnifying party shall relieve the indemnifying party from any obligation hereunder unless the indemnifying party is prejudiced by such delay.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party, it is advisable for the indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ a single counsel to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party which consent shall not be unreasonably withheld.

D.  Contribution.  If such an indemnity provided for in this Agreement is unavailable or insufficient for any Indemnified Person with respect to any Losses, then the indemnifying party, in lieu of indemnifying such Indemnified Person, will contribute to the amount paid or payable by such Indemnified Person as a result of such Losses (i) in such proportion as it is appropriate to reflect the relative benefits received by the Company on the one hand, and the Placement Agent, on the other hand, from the Offering, or (ii) if the allocation provided by (i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in (i) above, but also the relative fault on the Company, on the one hand, and of the Placement Agent on the other hand in connection with statements or omissions that resulted in Losses as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand, and the Placement Agent, on the other hand shall be deemed to be in the same proportion as the total proceeds from the Offering (net of sales commissions, but before deducting other expenses) received by the Company bear to the commissions received by the Placement Agent.  The relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to the information supplied by the Company, on the one hand, and the Placement Agent, on the other hand, and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.

E.  WAIVER OF JURY TRIAL. THE PLACEMENT AGENT HEREBY AGREES AND THE COMPANY HEREBY AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ITS SECURITYHOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF PLACEMENT AGENT’ ROLE OR THIS PLACEMENT AGENT AGREEMENT.

6.  Payment of Expenses.

Whether or not the Offering is successfully completed, the Company hereby agrees to bear all of its expenses in connection with the Offering, including, but not limited to the following:  (a) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering with the Commission; (b) all COBRADesk filing fees associated with the review of the Offering by FINRA and all fees and expenses relating to the listing of such Shares on NASDAQ or on such other stock exchanges as the Company and the Placement Agent together determine; (c) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other jurisdictions as the Placement Agent may reasonably designate, if any; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Shares under the securities laws of such foreign jurisdictions as the Placement Agent may reasonably designate, if any; (e) the costs of all mailing and printing of the financing documents, Registration Statements, prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final prospectuses as the Placement Agent may reasonably deem necessary; (f) the costs of preparing, printing and delivering certificates representing the Shares and Warrants; (g) fees and expenses of the transfer agent for the Common Stock;  (h) the fees and expenses of the Company’s accountants; (h) the fees and expenses of the Company’s and the Placement Agent’s legal counsel and other agents and representatives; and (i) travel, lodging and other similar costs and expenses associated with “road shows” for the Company; provided, however that the Company shall reimburse the Placement Agent up to a maximum of $50,000 for the full amount of its actual accountable expenses incurred.

7.  Conditions of the Closing

Provided the Offering shall have been subscribed for and funds representing such amount thereof shall have cleared, the Closing shall be held at the offices of Placement Agent’s counsel or such other place as mutually agreed upon by the parties. The obligations of the Placement Agent hereunder shall be subject to the continuing accuracy of the representations and warranties, in all material respects, of the Company herein as of the date hereof and as of the Closing Date as if such representations and warranties had been made on and as of such Closing and the performance by the Company on and as of each Closing of its covenants and obligations hereunder and to the following further conditions:

A.  Legal Opinion of Company’s Counsel.  At the Closing, the Placement Agent shall have received the opinion of Hogan & Hartson LLP, counsel to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to counsel for the Placement Agent.

B.  Access to Information.  At or prior to the Closing, counsel for Placement Agent shall have been furnished such documents, certificates and opinions as it may reasonably require for the purpose of enabling it to review or pass upon the matters referred to in this Agreement and the Offering Documents, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

C.  Accountants’ Comfort Letters.  At the time this Agreement is executed, and at the Closing, the Placement Agent shall have received a letter, addressed to the Placement Agent and in form and substance satisfactory in all respects to the Placement Agent and its counsel from Reznick Group, P.C. and Imowitz Koenig & Co. LLP, dated, respectively, as of the date of this Agreement and as of the Closing Date (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to placement agents, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus Documents.

D.  Officers’ Certificate.  At the Closing, the Placement Agent shall have received a certificate of the Company signed by the Chief Executive Officer of the Company, dated on the Closing Date, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing and that the conditions set forth in Section 7(F) hereof have been satisfied as of such date and that, as of the Closing, the representations and warranties of the Company set forth in Section 3 hereof are true and correct in all material respects.  In addition, the Placement Agent will have received such other and further certificates of officers of the Company as the Placement Agent may reasonably request.

E.  Secretary’s Certificate.  At the Closing Date, the Placement Agent shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated as of the Closing Date, certifying: (i) that the Articles of Incorporation are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company.  The documents referred to in such certificate shall be attached to such certificate.

F.  No Material Changes.  Prior to the Closing (i) there shall have been no Material Adverse Change from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus Documents; (ii) no action suit or proceeding, at law or in equity, shall have been pending or, to the Company’s knowledge, threatened against the Company or any director or officer of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may have a Material Adverse Effect, except as set forth in the Registration Statement and Prospectus Documents; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus Documents and any amendments or supplements thereto shall conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, including, without limitation, that the Registration Statement and the Prospectus Documents and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus Documents nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

G.  No Stop Order.  No stop order suspending the sale of the Units shall have been issued, and no proceedings for that purpose shall have been initiated or threatened.

H.  Trading Market.  The Company shall have filed a notification to list the Shares with NASDAQ and shall have received no objection thereto from NASDAQ.

I.  Other Filings with the Commission.  The Company shall have prepared and filed with the Commission a Current Report on Form 8−K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement and any other documents relating thereto required to be filed with the Commission.

J.  Delivery of Shares and Warrants.  At the Closing, the Company shall have duly executed and delivered the appropriate amount of Shares and Warrants to the respective holders thereof, and shall have delivered the Placement Agent Warrants to the Placement Agent.

K.  Subscription Agreements.  The Company shall have entered into the Subscription Agreements with each of the Investors, and such agreements shall be in full force and effect on the Closing Date.

L.  Additional Documents.  Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates or documents as the Placement Agent shall have reasonably requested.

8.  Termination.

The Placement Agent shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, without liability on the part of the Placement Agent to the Company, if (A) prior to delivery and payment for the Units (i) trading in securities generally shall have been suspended on or by NASDAQ, (ii) trading in the Common Stock of the Company shall have been suspended on any exchange by the Commission, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (B) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Prospectus Supplement or incorporated by reference therein, there has been any Material Adverse Change which is not described in the Prospectus Documents and is of such character that in the reasonable judgment of the Placement Agent would, individually or in the aggregate, result in a Material Adverse Effect and which would, in the reasonable judgment of the Placement Agent, make it impracticable or inadvisable to proceed with the Offering or the delivery of the Units on the terms and in the manner contemplated in this Agreement and the Prospectus Documents, (C) the Company shall have failed, refused or been unable to comply with the terms or perform any agreement or obligation of this Agreement or any Subscription Agreement, other than by reason of a default by the Placement Agent, or (D) any condition of the Placement Agent’s obligations hereunder is not fulfilled. Any such termination shall be without liability of any party to any other party except that the Company will reimburse the Placement Agent for all of their out−of−pocket expenses actually incurred by them in connection with the Offering (as specified in Section 6) up to a maximum of $50,000, and that the provisions of Section 5 and Section 9 hereof shall at all times be effective notwithstanding such termination.

9.  Miscellaneous.

A.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

B.  Notice.  Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when deposited in the United States mail, postage prepaid, or when received if personally delivered, sent by overnight courier or faxed, addressed as follows:

To the Placement Agent:

Jesup & Lamont Securities Corp.
150 California St. 21st Floor
San Francisco, CA 94111
Fax:  (415) 956-4192
Attention:  Bill Corbett

with a copy to:

Richardson & Patel LLP
10900 Wilshire Blvd.
Suite 500
Los Angeles, CA  90024
Fax: (310) 208-1154
Attention:  Erick Richardson, Esq.

to the Company:

New Generation Biofuels Holdings, Inc.
5850 Waterloo Road, Suite 140
Columbia, Maryland 21045
Fax: (443) 638-0277
Attention:  Cary J. Claiborne

with a copy to:

Hogan & Hartson LLP
555 Thirteenth Street, NW
Washington, DC 20004
Fax: (202) 637-5910
Attention:  Steven M. Kaufman

or to such other address of which written notice is given to the others.

C.  Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

D.  Governing Law. This Agreement shall be governed by and construed in all respects under the laws of the State of New York, without reference to its conflict of laws rules or principles.  Any suit, action, proceeding or litigation arising out of or relating to this Agreement shall be brought and prosecuted in any New York State court sitting in the County of New York, New York and any Federal court sitting in the Southern District of the State of New York.  The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

E.  Entire Agreement; Amendment.  This Agreement and the other agreements referenced herein contain the entire understanding between the parties hereto with respect to the subject Offering and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.  The terms and conditions of any other agreement between the Company and Placement Agent are hereby terminated.

F.  Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

G.  Severability.  If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NEW GENERATION BIOFUELS HOLDINGS, INC.

By:	/s/ Cary J. Claiborne
Name: Cary J. Claiborne
Title: Chief Executive Officer and Chief Financial Officer

JESUP & LAMONT SECURITIES CORP.

By:	/s/ Bill Corbett
Name: Bill Corbett
Title: Co-Head Investment Banking